                                                                    EXHIBIT 24.1

                                POWER OF ATTORNEY

         I, the undersigned Director and/or Officer of Conexant Systems, Inc., a Delaware corporation (the "Company"), hereby constitute DENNIS E. O'REILLY, JASMINA A. THEODORE and PETER R. KOLYER, and each of them singly, my true and lawful attorneys with full power to them and each of them to sign for me, and in my name and in the capacity or capacities indicated below (a) the Registration Statement on Form S-3 (the "Form S-3") to be filed by the Company with the Securities and Exchange Commission (the "Commission") for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), the offer and sale by the Company of shares of common stock, par value $1.00 per share, of the Company (including the associated preferred share purchase right, the "Common Stock") issuable or deliverable upon (i) the exchange for the exchangeable shares of HotRail, Inc. ("HotRail") issued in connection with the acquisition by the Company of HotRail (the "Acquisition") and (ii) the exercise of warrants and options (other than employee stock options) originally issued by HotRail which were assumed by the Company in connection with the Acquisition to become warrants and options to purchase Common Stock, and any and all amendments (including post-effective amendments) and supplements to the Form S-3; and (b) a Registration Statement on Form S-8 (the "HotRail Form S-8") for the purpose of registering under the Securities Act the offer and sale of Common Stock under the Company's HotRail, Inc. 2000 Equity Plan and HotRail, Inc. 1997 Equity Incentive Plan, and any and all amendments (including post-effective amendments) and supplements to the HotRail Form S-8.


       SIGNATURE                         TITLE                         DATE
       ---------                         -----                         ----
/s/ Dwight W. Decker             Chairman of the Board,            July 28, 2000
-----------------------------    Chief Executive Officer
    Dwight W. Decker             (principal executive officer)
                                 and Director


/s/ Donald R. Beall              Director                          July 28, 2000
-----------------------------
    Donald R. Beall


/s/ Richard M. Bressler          Director                          July 28, 2000
-----------------------------
    Richard M. Bressler


/s/ F. Craig Farrill             Director                          July 28, 2000
-----------------------------
    F. Craig Farrill


/s/ Jerre L. Stead               Director                          July 28, 2000
-----------------------------
    Jerre L. Stead


/s/ Balakrishnan S. Iyer         Senior Vice President and         July 28, 2000
-----------------------------    Chief Financial Officer
    Balakrishnan S. Iyer         (principal financial officer)


/s/ Steven M. Thomson            Vice President and Controller     July 28, 2000
-----------------------------    (principal accounting officer)
    Steven M. Thomson